UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Dell Technologies Inc. (“Dell Technologies” or the “Company”) will make a presentation to securities analysts and members of the public at 9:00 a.m. Central Time / 10:00 a.m. Eastern Time on September 23, 2021. During the presentation, Dell Technologies’ management expects to discuss, among other matters, the stock repurchase program described in Item 8.01 of this report. A copy of the presentation is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The presentation on September 23, 2021 will be made available to the public as a live webcast on Dell Technologies’ website at investors.delltechnologies.com; an archived version will be available at the same location for one year.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01, including Exhibit 99.1 hereto incorporated by reference herein, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

Effective as of September 23, 2021, the Company’s Board of Directors has approved a stock repurchase program under which Dell Technologies is authorized to use assets of the Company to repurchase up to $5 billion of shares of the Company’s Class C common stock, exclusive of any fees, commissions or other expenses related to such repurchases, from time to time. Effective as of the same date, the Board of Directors terminated the Company’s previous stock repurchase program under which Dell Technologies was authorized to repurchase up to $1 billion of shares of Class C common stock from time to time over a 24-month period expiring on February 28, 2022.

Shares may be repurchased under the new repurchase program through open market purchases, block trades, or accelerated or other structured share repurchase programs. To the extent not retired, shares repurchased under the program will be placed in Dell Technologies’ treasury. The repurchase of shares is expected to commence no earlier than the fourth quarter of the Company’s fiscal year ending January 28, 2022. The repurchase program has no established expiration date.

The extent to which Dell Technologies repurchases shares of Class C common stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company. The repurchase program may be suspended or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following documents are herewith filed or furnished as exhibits to this report:

Exhibit Number	Description

99.1	Management presentation dated September 23, 2021.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2021	Dell Technologies Inc.

	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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